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                                                                    EXHIBIT 10.6

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                SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

                          DATED AS OF DECEMBER 15, 2004

                                     BETWEEN

                         BUCKEYE PIPE LINE COMPANY, L.P.

                                       AND

                                 BUCKEYE GP LLC

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                                TABLE OF CONTENTS

Article I         Engagement of the Manager....................................................................     1

Article II        Powers and Duties of the Manager.............................................................     2

         2.01     Powers of the Manager........................................................................     2
         2.02     Duties of the Manager........................................................................     3

Article III       Liability of the Manager; Indemnification....................................................     4

         3.01     Liability of the Manager.....................................................................     4
         3.02     Indemnification..............................................................................     4

Article IV        Reimbursement................................................................................     5

Article V         No Interest Conveyed to the Manager..........................................................     6

Article VI        Termination; Successor Manager...............................................................     6

         6.01     Termination..................................................................................     6
         6.02     Successor Manager............................................................................     6

Article VII       Reports, Records and Access..................................................................     6

Article VIII      General Provisions...........................................................................     6

         8.01     Reliance by Third Parties....................................................................     6
         8.02     Address and Notices..........................................................................     6
         8.03     Headings.....................................................................................     7
         8.04     Binding Effect...............................................................................     7
         8.05     Integration..................................................................................     7
         8.06     Waiver.......................................................................................     7
         8.07     Counterparts.................................................................................     7
         8.08     Accounting Principles........................................................................     7
         8.09     Severability.................................................................................     7
         8.10     Applicable Law...............................................................................     7

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                SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

      THIS SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Agreement"), dated as of December 15, 2004, is entered into between BUCKEYE PIPE LINE COMPANY, L.P., a Delaware limited partnership (the "Partnership"), and BUCKEYE GP LLC, a Delaware limited liability company (the "Manager").

                                   WITNESSETH:

      WHEREAS, the Partnership was formed to engage in any lawful activity for which limited partnerships may be organized under the laws of the State of Delaware;

      WHEREAS, the Partnership and Buckeye Pipe Line Company (now known as MainLine Sub LLC, and defined herein as "Holdco") entered into an Amended and Restated Management Agreement dated as of October 4, 2001 (the "Prior Agreement");

      WHEREAS, Holdco assigned and transferred certain assets and liabilities, including its interest in the Prior Agreement and its general partner interest in the Partnership, to the Manager pursuant to a Contribution, Assignment and Assumption Agreement dated as of the date of this Agreement; and

      WHEREAS, the Partnership and the Manager desire to amend and restate the Prior Agreement to confirm the Partnership's engagement of the Manager to manage, operate, direct and exercise full and exclusive control over the business and affairs of the Partnership, and the Manager's acceptance of such appointment, in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                            ENGAGEMENT OF THE MANAGER

      The Partnership hereby engages the Manager as the Partnership's managing agent, and the Manager accepts its engagement by the Partnership, to manage, operate, direct and exercise full and exclusive control over the business and affairs of the Partnership, subject to the restrictions contained in this Agreement, the Amended and Restated Agreement of Limited Partnership, dated as of December 15, 2004, between the General Partner (as defined herein) and the Partnership (as amended from time to time, the "Partnership Agreement"), the Amended and Restated Agreement of Limited Partnership, dated as of December 15, 2004 (as amended from time to time, the "MLP Partnership Agreement"), between the Manager and Buckeye Partners, L.P., a Delaware limited partnership (the "MLP"). Individual members of the group consisting of the MLP and its consolidated subsidiaries (including the Partnership) are referred to herein as "Group Members."

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                                   ARTICLE II
                        POWERS AND DUTIES OF THE MANAGER

      2.01 Powers of the Manager. Subject to such limitations as may be imposed by law, this Agreement, the Partnership Agreement or the MLP Partnership Agreement (including any provisions relating to separateness of the Partnership from other entities), the Manager is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:

            (a) to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;

            (b) to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership;

            (c) to own, use and invest the assets of the Partnership;

            (d) to purchase or sell products, services and supplies;

            (e) to make tax, regulatory and other filings with, and to render periodic and other reports to, governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;

            (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

            (g) to negotiate, execute and perform any contracts, conveyances or other instruments;

            (h) to make allocations of income and deductions of the Partnership and make distributions in accordance with the Partnership Agreement;

            (i) to utilize the services of officers and employees of the Manager or of any other entities and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;

            (j) to maintain insurance for the benefit of the Partnership and its partners;

            (k) to form, participate in or contribute or loan cash or property to limited or general partnerships, limited liability companies, corporations, other entities, joint ventures or similar arrangements;

            (l) to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development; and

            (m) to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes;

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in each case at such times and upon such terms and conditions as the Manager deems appropriate or necessary and subject to any express restrictions on such powers as provided in the Partnership Agreement. The parties hereto acknowledge that so long as the Manager is the general partner of the Partnership under the Partnership Agreement (the "General Partner"), the Manager shall have and be entitled to exercise all of the same hereunder as the General Partner is entitled to have and entitled to exercise under the Partnership Agreement.

      2.02 Duties of the Manager. The Manager shall manage the business and affairs of the Partnership in the manner which the Manager deems appropriate or necessary. Without limiting the generality of the foregoing, the Manager's duties shall include the following:

            (a) to take possession of the assets and properties of the Partnership;

            (b) to staff and operate the business of the Partnership with the officers and employees of the Manager or of other entities;

            (c) to render or cause to be rendered engineering, environmental and other technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;

            (d) to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;

            (e) to provide or cause to be provided purchasing, procurement, repair and other services for the Partnership;

            (f) to prepare, on an annual and quarterly basis, financial statements of the Partnership, which, in the case of annual financial statements, shall have been audited by a nationally recognized firm of independent certified public accountants selected by the Manager, and to furnish to the Partnership such other information and reports concerning the conduct of the business and affairs of the Partnership as the Partnership shall reasonably require;

            (g) to deposit all funds of the Partnership in such account or accounts as shall be designated by the Manager (which funds shall not be commingled with the funds of the Manager);

            (h) to maintain records of the assets owned by the Partnership and books of account and to make such records and books of account available for inspection by the Partnership or its duly authorized representatives during regular business hours at the principal office of the Manager;

            (i) to prepare and distribute in a timely manner to all partners of the Partnership tax information reasonably required for federal, state and local income tax reporting purposes;

            (j) to cause to be filed such certificates and to do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership in all relevant jurisdictions; and

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            (k) to conduct the business and affairs of the Partnership in accordance with the Partnership Agreement and all applicable laws, rules and regulations;

in each case in such a manner as the Manager deems appropriate or necessary.

      2.03 Outside Activities. Subject to such limitations as may be imposed pursuant to the terms of the Partnership Agreement, the affiliates of the Manager (but not including any Group Member) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the business of the Partnership, including business interests and activities in direct competition with the Partnership, for their own accounts and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership or any of its partners. Neither the Partnership nor any of its partners shall have any rights by virtue of this Agreement or the relationship created hereby in any such business interests.

                                   ARTICLE III
                    LIABILITY OF THE MANAGER; INDEMNIFICATION

      3.01 Liability of the Manager. Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, neither the Manager, any affiliate of the Manager, any person who is or was a director, officer, manager, member, employee or agent of the Manager or any such affiliate or any person who is or was serving at the request of the Manager or any such affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another person (each an "Indemnitee" and collectively, the "Indemnitees") shall be liable to the Partnership or any of its partners for any action taken or omitted to be taken by such Indemnitee, provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an action or omission involves bad faith or willful misconduct.

      3.02 Indemnification.

            (a) The Partnership shall, to the fullest extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Indemnitee's status as (x) a general partner or affiliate thereof or (y) a director, officer, manager, member, partner, employee, or agent of the Manager or an affiliate or (z) a person serving at the request of the Manager in another entity in a similar capacity and which relates to this Agreement or the property, business, affairs or management of the Partnership (provided the Indemnitee acted in good faith and the act or omission which is the basis of such demand, claim, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee).

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            (b) Expenses (including legal fees and expenses) incurred in defending any proceeding subject to Section 3.02(a) shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

            (c) The indemnification provided by Section 3.02(a) shall be in addition to any other rights to which an Indemnitee may be entitled and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

            (d) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by such Indemnitees in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Indemnitees against such liability under the provisions of this Agreement.

            (e) An Indemnitee shall not be denied indemnification in whole or in part under Section 3.02(a) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Partnership Agreement.

            (f) The provisions of this Article III are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other persons.

            (g) As used in this Agreement, the term "affiliate" means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with, the person in question.

                                   ARTICLE IV
                                  REIMBURSEMENT

      Except as otherwise provided in the Third Amended and Restated Exchange Agreement, dated as of December 15, 2004, among Holdco, the Manager, the Partnership, the MLP and other Group Members, the Partnership shall promptly reimburse the Manager for all costs and expenses (direct or indirect) incurred by the Manager which are directly or indirectly related to the business or activities of the Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the Manager by its affiliates). The Partnership shall also promptly reimburse any former Manager for all such costs incurred by it after a successor becomes the Manager hereunder. If the former Manager has been removed, these costs may include any severance costs required as a result of such former Manager ceasing to be the Manager of the Partnership.

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                                   ARTICLE V
                       NO INTEREST CONVEYED TO THE MANAGER

      This Agreement is a management agreement only and does not convey to the Manager any right, title or interest in or to any assets of the Partnership, except that the Manager shall have and is hereby granted a license to enter upon and use such assets for the purpose of performing its duties and obligations hereunder.

                                   ARTICLE VI
                         TERMINATION; SUCCESSOR MANAGER

      6.01 Termination. Upon dissolution and liquidation of the Partnership, this Agreement shall terminate.

      6.02 Successor Manager. In the event the General Partner withdraws or is removed from the Partnership and a successor becomes the General Partner, the successor General Partner shall automatically become the Manager of the Partnership and shall succeed to all of the rights and obligations of the Manager hereunder (provided that such succession shall not affect the rights of any former Manager to reimbursement provided by Article IV hereof), and the former Manager and its successor shall execute an instrument evidencing such succession. As soon as practicable after the effective date of such succession, the former Manager shall, at the cost and expense of the Partnership, deliver all records, data and information pertaining to the business and affairs of the Partnership to the successor Manager.

                                  ARTICLE VII
                           REPORTS, RECORDS AND ACCESS

      The Manager shall prepare, maintain and furnish all reports, records and information required by the Partnership Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.01 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, no lender, purchaser or other person shall be required to look to the application of proceeds hereunder or to verify any representation by the Manager as to the extent of the interest in the Partnership's assets that the Manager is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other person shall be entitled to rely exclusively on the representations of the Manager as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the Manager, without joinder of any other persons, as if it were the sole party in interest therein, both legally and beneficially.

      8.02 Address and Notices. Any notice under this Agreement to the Partnership or the Manager shall be deemed given if received by it in writing at the principal office of the Partnership designated in the Partnership Agreement.

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      8.03 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

      8.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors but shall not be assignable except as provided in Section 6.02.

      8.05 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      8.06 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.

      8.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

      8.08 Accounting Principles. All financial reports requested to be rendered under this Agreement shall be prepared in accordance with generally accepted accounting principles.

      8.09 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

      8.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

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      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                    PARTNERSHIP:

                                    BUCKEYE PIPE LINE COMPANY, L.P.

                                    By: BUCKEYE GP LLC,
                                        As General Partner

                                    By: /s/ Stephen C. Muther
                                        ----------------------------------------
                                        Stephen C. Muther
                                        Senior Vice President-Administration,
                                        General Counsel and Secretary

                                    MANAGER:

                                    BUCKEYE GP LLC

                                    By: /s/ Robert B. Wallace
                                        ----------------------------------------
                                        Robert B. Wallace
                                        Senior Vice President - Finance and
                                        Chief Financial Officer

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